CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS INSURED TAX EXEMPT FUND, INC.
95 WALL STREET
NEW YORK, NY  10005



We consent to the use in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (File Nos. 002-57473 and 811-02923) of our report dated February 2, 2004 relating to the December 31, 2003 financial statements of First Investors Insured Tax Exempt Fund, Inc., which are included in said Registration Statement.



                                               /s/ Tait, Weller & Baker

                                               TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 26, 2004